EXHIBIT 1

MI Developments Inc. 455 Magna Drive Aurora, Ontario Canada L4G 7A9 Tel: (905) 713-6322 Fax: (905) 713-6332

MI DEVELOPMENTS INC.

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS AND
NOTICE OF CONFERENCE CALL FOR FIRST QUARTER 2005 RESULTS

Aurora, Ontario, Canada, April 25, 2005 — MI Developments Inc. ("MID") (TSX: MIM.SV.A, MIM.MV.B; NYSE: MIM) is holding its Annual and Special Meeting of Shareholders on Wednesday, May 4, 2005 at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, commencing at 10:00 a.m. EST. The meeting will be webcast live at www.midevelopments.com. In addition to addressing the Annual and Special Meeting matters, MID will announce its financial results for the first quarter ended March 31, 2005 at the meeting.

A conference call to discuss the first quarter results will be held on Thursday, May 5, 2005 at 10:00 a.m. EST. The number to use for this call is 1-800-814-4890. Please call 10 minutes prior to the start of the conference call. The dial-in number for overseas callers is 416-640-4127. MID will also webcast the conference call at www.midevelopments.com. The conference call will be chaired by John D. Simonetti, Chief Executive Officer.

For anyone unable to listen to the scheduled conference call, the rebroadcast numbers will be: North America — 1-877-289-8525 and Overseas — 416-640-1917 (the reservation number is 21122009#) and the rebroadcast will be available until Thursday, May 12, 2005.

MID is a real estate operating company focusing primarily on the ownership, leasing, management, acquisition and development of a predominantly industrial rental portfolio for Magna International Inc. and its subsidiaries in North America and Europe. MID also holds a controlling investment in Magna Entertainment Corp., North America's number one owner and operator of horse racetracks, based on revenue, and among the world's leading suppliers, via simulcasting, of live horse racing content to the growing inter-track, off-track and account wagering markets.

For teleconferencing questions, please call Deborah Fox at 905-726-7626.